AMENDMENT TO OPTION AGREEMENT

THIS AMENDMENT TO OPTION AGREEMENT (the "Amendment") is made as of the 27th day of September, 2005 by and between Tri-State Media Corporation, a Utah corporation ("Tri-State"), AM Radio 1440, Inc., a Utah corporation ("Radio 1440") (Radio 1440 and Tri-State sometimes referred to herein as "Sellers"); Legacy Communications Corporation, a Nevada corporation ("Legacy") and Lakeshore Media, LLC, an Illinois limited liability company ("Lakeshore" or "Option Holder").  Tri-State, Radio 1440, and Lakeshore are at times collectively referred to herein as the "Parties."

WHEREAS, the Parties are parties to an Option Agreement dated March 3, 2005 (the "Option Agreement"); and

WHEREAS, Option Holder has requested, and Tri-State has agreed, to consent to participate in a rule making proceeding to change the community of license of Station KITT(FM); and

WHEREAS, Option Holder has requested additional time within which to exercise to Options contemplated in the Option Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which hereby is acknowledged, the Parties agree as follows:

1.

Section 2.2 of the Option Agreement is amended as follows:

"2.2

Pursuant to the KPTO Option, Option Holder shall have the Option to purchase the KPTO Assets for the sum of Five Hundred Thousand Dollars ($500,000.00) (the "KPTO Purchase Price").  The KPTO Purchase Price shall be paid as follows:

(a)

Upon execution of the Option Agreement, Option Holder paid Radio 1440 a down payment of Fifty Thousand Dollars ($50,000.00) (the "Initial Down Payment");

(b)

Option Holder has paid an additional down payment of Fifty Thousand Dollars ($50,000) (the "First Additional Down Payment");

(c)

 Option Holder has paid an additional down payment of Two Hundred Thousand Dollars ($200,000) (the "Second Additional Down Payment");

(d)

No later than February 28, 2006 Option Holder shall pay an additional Fifty Thousand Dollars ($50,000) (the "Final Additional Down Payment" and together with the Initial Down Payment, the First Additional Down Payment, and the Second Additional Down Payment, the "Down Payment").

(d)

At Closing (as defined herein), Option Holder shall pay Radio 1440 the additional sum of One Hundred and Fifty Thousand Dollars ($150,000.00) in immediately available funds."

2.

Section 2.3 of the Option Agreement is amended as follows:

"2.3

The Options shall extend for a period up to and including June 1, 2006 (the "Option Period")."

3.

Section  2.4 of the Option  Agreement is amended as follows:

"2.4

The consideration to be paid for the Options shall be monthly payments of $8,000.00 per month (the "Option Payment") to be paid until such time as the earlier of (i) in the event the Options are exercised, the Options are exercised and Closing occurs; (ii) in the event the Options expire, until expiration of the Option Period; or (iii) in the Options are not exercised, until this Option Agreement is otherwise terminated.  The Option Payment shall be made payable to Legacy, and shall be due the first day of each month (but in no event later than the fifth business day of the month) during the Term of the Option Period.  In the event payment is made later than the fifth day of any month, Option Holder shall be entitled to a late payment fee of $100 per day."

4.

Section 4 of the Option Agreement is amended as follows:

"SECTION 4.   CLOSING.  If the Options or Put are exercised, then consummation of the sale and purchase of the KPTO Assets and the KITT Assets (each a "Closing") shall occur on a date (the "Closing Date") designated by Option Holder after FCC Consent (defined below) and unless Final FCC Consent has not been received, not later than August 15, 2006.  The initial consent of the FCC to the FCC Application is referred to herein as the "FCC Consent." For purposes of this Agreement, the term "Final" shall mean that action shall have been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminated.  On the Closing Date, each Seller shall convey the KPTO Assets and the KITT Assets respectively, to Option Holder free and clear of liens, claims and encumbrances, and Option Holder shall pay the KITT Purchase Price and the KPTO Purchase Price to the applicable Seller.  In the event the parties do not agree to the terms of a Purchase Agreement, each Seller also agrees to deliver to Option Holder at Closing (as defined below) all customary transfer documents, including, but not limited to, a bill of sale and an assignment of intangible assets.

In the event either (a) Final FCC Consent has been received and Closing does not occur by the close of business on August 15, 2006, or (b) Final FCC Consent has not received by August 15, 2006 due to delays attributable to Option Holder, Option Holder shall pay Legacy a one-time penalty of $10,000; and, on the 1st day of each month, in addition to the Option Payment, shall pay Legacy an Additional Option Payment in the amount of $10,000 per month.

In the event the FCC does not grant either of the Applications in an order which has become Final within 270 days from the date the Assignment Applications are filed, and such failure is not due to an action of the Option Holder, this agreement shall terminate and the Returned Amount (as defined below) shall immediately be returned to the Option Holder within 20 calendar days thereafter.  As security for the prompt return of the Returned Amount, Radio 1440 and Legacy will execute the Security Agreement and Pledge Agreement attached hereto as Exhibits A and B respectively."

5.

Option Holder shall reimburse Sellers for attorney fees incurred in conjunction with the negotiation and preparation of this Amendment to Option Agreement in an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

AM RADIO 1440, INC.

By: /s/ E. Morgan Skinner, Jr.

E. Morgan Skinner, Jr.

President

TRI-STATE MEDIA CORPORATION

By: /s/ E. Morgan Skinner, Jr.

E. Morgan Skinner, Jr.

President

LEGACY COMMUNICATION CORPORATION

By: /s/ E. Morgan Skinner, Jr.

E. Morgan Skinner, Jr.

President

LAKESHORE MEDIA, LLC

By: /s/ Bruce Buzil

Its: Co-Manager

Bruce Buzil

Co-Manager